EXHIBIT 23.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report to the Board of Directors of Johnson & Higgins dated March 11, 1997 included in Marsh & McLennan's Form 8-K filed with the Commission on April 7, 1997 and to all references to our Firm included in this registration statement.


                                             /s/Arthur Andersen LLP
                                      __________________________________
                                              Arthur Andersen LLP


June 18, 1997
New York, New York